CERTIFICATION OF PRESIDENT/CHIEF EXECUTIVE OFFICER

In connection with the Quarterly Report of UraniumCore Company. (“UraniumCore”) on Form 10-QSB for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Lunde, President, Chief Executive Officer of UraniumCore and the sole member of the Board of Directors, certify, pursuant to s.906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly represents, the financial condition and result of operations of Communicate.

 By: /s/ Robert Lunde
Robert Lunde
Chief Executive Officer

February 14 , 2007

CERTIFICATION OF PRESIDENT/CHIEF FINANCIAL OFFICER

In connection with the Quarterly Report of UraniumCore Company. (“UraniumCore”) on Form 10-QSB for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Lunde, President, Chief Financial Officer of UraniumCore and the sole member of the Board of Directors, certify, pursuant to s.906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly represents, the financial condition and result of operations of Communicate.

 By: /s/ Robert Lunde
Robert Lunde
Chief Financial Officer

February 14 , 2007